Exhibit 99.1

2026 TLGY ACQUISITION CORPORATION PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 203631 TLGY Acq. Corp Proxy Card Rev1 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK YYY EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Vote at the Meeting – If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend: https://www.cstproxy.com/ tlgyacquisition/2026 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on , 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. The undersigned hereby appoints and of substitution, as proxies to vote all of the ordinary shares of TLGY Acquisition Corporation (the “Company”) that the undersigned is entitled to vote at the extraordinary general meeting of shareholders of the Company to be held on , 2026 at Eastern time, at the offices of Perkins Coie LLP, located at 1155 Avenue of the Americas, New York, New York 10036 , and also virtually at https : //www . cstproxy . com/tlgyacquisition/ 2026 , and any adjournments or postponements thereof . The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting . THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) . IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS . PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, dated and signed on reverse side) THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS TLGY ACQUISITION CORPORATION FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2026 , and each of them independently, with full power

203631 TLGY Acq. Corp Proxy Card Rev1 Back

2026

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on , 2026:

This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/tlgyacquisition/2026.

YOUR VOTE IS IMPORTANT

Please mark your votes like this **X**

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of July 21, 2026 (as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Business Combination Agreement"), by and among TLGY, StablecoinX Assets Inc., a Delaware corporation ("SC Assets"), StablecoinX Inc., a Delaware corporation, ("StablecoinX"), StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX ("SPAC Merger Sub"), and StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX ("Company Merger Sub"), pursuant to which, among other things, (1) SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the "SPAC Merger"), and (2) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the "Company Merger", and together with the SPAC Merger, the "Mergers"), as a result of which, TLGY and SC Assets will become wholly-owned subsidiaries of StablecoinX and StablecoinX will become a publicly traded company, and the transactions contemplated thereby, as more fully described in the accompanying proxy statement/prospectus. At the Closing, StablecoinX will have two classes of shares outstanding (1) StablecoinX Class A Common Stock (as defined herein), which will have no voting rights other than as required by applicable law and as provided in the StablecoinX Certificate of Incorporation and which will be listed for trading and will be freely transferable, subject to certain restrictions, and (2) StablecoinX Class B Common Stock (as defined herein), which will have one vote per share and no economic rights. We refer to this proposal as the "Business Combination Proposal". A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The SPAC Merger Proposal — To consider and vote upon a proposal to approve, by special resolution, assuming the Business Combination Proposal is approved and adopted, the SPAC Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company and each issued and outstanding Class A ordinary share of TLGY, par value $0.0001 per share ("TLGY Class A Ordinary Shares"), will be exchanged for one share of Class A Common Stock, par value $0.0001 per share, of StablecoinX ("StablecoinX Class A Common Stock"). We refer to this proposal as the "SPAC Merger Proposal" and, together with the Business Combination Proposal, the "Condition Precedent Proposals". A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposals — To consider and vote, on a non-binding advisory basis, upon eight separate proposals to approve the following material differences between the Amended and Restated Memorandum and Articles of Association of TLGY (as amended, the "TLGY Organizational Documents") and the amended and restated certificate of incorporation (the "StablecoinX Charter") and amended and restated bylaws of StablecoinX (the "StablecoinX Bylaws" and together with the StablecoinX Charter, the "StablecoinX Organizational Documents"), in each case, to be in effect at the Closing, substantially in the forms attached to this proxy statement/prospectus as Annexes C and D, respectively (we refer to these proposals collectively as the "Advisory Organizational Documents Proposals"):

	FOR	AGAINST	ABSTAIN
• **Proposal 3A:** changes to the share capital;	☐	☐	☐
• **Proposal 3B:** changes to the voting power of the shares of common stock;	☐	☐	☐
• **Proposal 3C:** changes related to limiting the ability of stockholders to act by written consent;	☐	☐	☐
• **Proposal 3D:** the change from an unclassified classified board of directors to a classified board;	☐	☐	☐
• **Proposal 3E:** changes requiring a supermajority vote to amend certain provisions of the StablecoinX Charter;	☐	☐	☐
• **Proposal 3F:** changes requiring a supermajority vote to amend the StablecoinX Bylaws;	☐	☐	☐
• **Proposal 3G:** changes to the removal of directors; and	☐	☐	☐
• **Proposal 3H:** the removal of provisions specific to blank check and special purpose acquisition companies.	☐	☐	☐

Proposal No. 4 — The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if TLGY determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate either of the Mergers or any other transaction contemplated by the Business Combination Agreement or the related agreements. We refer to this proposal as the "Adjournment Proposal".

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature________________________ **Signature, if held jointly**________________________ **Date**__________, **2026**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.